                                                      Exhibit No. EX-99.13(c)(3)

                        GARTMORE VARIABLE INSURANCE TRUST
                          ADMINISTRATIVE SERVICES PLAN
                                    Exhibit A

                           (amended as of _____, 2003)

Name of Fund
------------
Gartmore GVIT Total Return Fund (to be renamed Gartmore GVIT Nationwide Fund effective April 28, 2003)
Gartmore GVIT Growth Fund (formerly Capital Appreciation Fund)
Gartmore GVIT Government Bond Fund (formerly Government Bond Fund)
Gartmore GVIT Money Market Fund (formerly Money Market Fund)
Gartmore GVIT Money Market Fund II (formerly Money Market Fund II)
GVIT Small Company Fund (formerly Nationwide Small Company Fund)
J.P. Morgan GVIT Balanced Fund (formerly Nationwide Balanced Fund and J.P.
   Morgan NSAT Balanced Fund)
Comstock GVIT Value Fund (formerly Nationwide Equity Income Fund and Federated
   GVIT Equity Income Fund)
Gartmore GVIT Worldwide Leaders Fund (formerly Nationwide Global Equity Fund and
   Nationwide Global 50 Fund)
Federated GVIT High Income Bond Fund (formerly Nationwide High Income Bond Fund and Federated NSAT High Income Bond Fund
MAS GVIT Multi Sector Bond Fund (formerly Nationwide Multi Sector Bond Fund and
   MAS NSAT Multi Sector Bond Fund) (to be renamed Van Kampen GVIT Multi Sector Bond Fund effective April 28, 2003)
GVIT Small Cap Value Fund (formerly Nationwide Small Cap Value Fund)
Dreyfus GVIT Mid Cap Index Fund (formerly Nationwide Mid Cap Index Fund and
   Dreyfus NSAT Mid Cap Index Fund)
GVIT Small Cap Growth Fund (formerly Nationwide Select Advisers Small Cap Growth
   Fund and Nationwide Small Cap Growth Fund)
Nationwide GVIT Strategic Value Fund (formerly Nationwide Strategic Value Fund) Strong GVIT Mid Cap Growth Fund (formerly Nationwide Strategic Growth Fund and
   Strong NSAT Mid cap Growth Fund) (to be renamed Gartmore GVIT Mid Cap Growth Fund upon completion of reorganization)
Turner GVIT Growth Focus Fund (formerly Nationwide Growth Focus Fund II and
   Turner GVIT Growth Focus Fund)
Gartmore GVIT Global Technology and Communications Fund (formerly Nationwide
   Global Technology and Communications Fund II and Gartmore NSAT Global Technology and Communications Fund)
Gartmore GVIT Global Health Sciences Fund (formerly Nationwide Global Life
   Sciences Fund II and Gartmore NSAT Global Health Sciences Fund)
Gartmore GVIT Emerging Markets Fund (formerly Gartmore NSAT Emerging Markets
   Fund)
Gartmore GVIT International Growth Fund (formerly Gartmore NSAT International
   Growth Fund)
Gartmore GVIT Global Leaders Fund (formerly Gartmore NSAT Global Leaders Fund)

Gartmore GVIT European Leaders Fund (formerly Gartmore NSAT European Growth
   Fund)
Gartmore GVIT Global Small Companies Fund (formerly Gartmore NSAT Global Small
   Companies Fund)
Gartmore GVIT OTC Fund (formerly Gartmore NSAT OTC Fund)
Gartmore GVIT U.S. Growth Leaders Fund (formerly Gartmore GVIT U.S. Leaders
   Fund)
Gartmore GVIT Asia Pacific Leaders Fund
Gartmore GVIT Global Financial Services Fund
Gartmore GVIT Global Utilities Fund
Gartmore GVIT Nationwide Leaders Fund (formerly Gartmore U.S. Leaders Fund) Gartmore GVIT Micro Cap Equity Fund
Gartmore GVIT Investor Destinations Aggressive Fund (formerly NSAT Investor
   Destinations Aggressive Fund)
Gartmore GVIT Investor Destinations Moderately Aggressive Fund (formerly NSAT
   Investor Destinations Moderately Aggressive Fund)
Gartmore GVIT Investor Destinations Moderate Fund (formerly NSAT Investor
   Destinations Moderate Fund)
Gartmore GVIT Investor Destinations Moderately Conservative Fund (formerly NSAT
   Investor Destinations Moderately Conservative Fund)
Gartmore GVIT Investor Destinations Conservative Fund (formerly NSAT Investor
   Destinations Conservative Fund)
Gartmore GVIT Nationwide Leaders Fund (formerly Gartmore GVIT U.S. Leaders Fund) Gartmore GVIT Micro Cap Equity Fund
Dreyfus GVIT International Value Fund
GVIT Equity 500 Index Fund
Gartmore GVIT Developing Markets Fund
Gartmore GVIT Nationwide Principal Protected Fund

Each Fund shall pay amounts not exceeding on an annual basis a maximum amount (for those Funds which have Class designations) of:

     . 25 basis points (0.25%) of the average daily net assets of the Class I, Class II or Class III shares of a Fund
     . 20 basis points (0.20%) of the average daily net assets of the Class IV shares of a Fund
     . 10 basis points (0.10%) of the average daily net assets of the Class V shares of a Fund.

The amount to be paid by each Class will be a Class expense.

For those Funds whose shares are not designated by Class, each Fund shall pay amounts not exceeding on an annual basis a maximum amount of 25 basis points (0.25%) of the average daily net assets of the total shares of each Fund.